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Exhibit 99.(a)(1)

        CSG SYSTEMS INTERNATIONAL, INC.

OFFER TO EXCHANGE SHARES OF RESTRICTED STOCK
FOR CERTAIN OUTSTANDING STOCK OPTIONS HAVING AN
EXERCISE PRICE OF $17.50 PER SHARE OR MORE

NOVEMBER 18, 2003

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
5:00 P.M., EASTERN TIME, ON DECEMBER 17, 2003,
UNLESS THE OFFER IS EXTENDED

        CSG Systems International, Inc. ("CSG" or forms of the pronoun "we") is offering to issue shares of restricted stock of CSG to our current United States employees, other than CSG's executive officers, who hold outstanding stock options granted under our 1996 Stock Incentive Plan or our 2001 Stock Incentive Plan which have an exercise price of $17.50 per share or more ("Eligible Options") in exchange for the surrender and cancellation of all Eligible Options held by such employees. The shares of restricted stock will be shares of common stock of CSG that will, until they become vested, be non-transferable and subject to cancellation upon the termination of the holder's employment with us; we refer to such shares in this Offer to Exchange as "Restricted Stock". United States employees are those persons who are covered by our United States dollar payrolls. Employment with "us" includes employment with one of our subsidiaries, and "our" employees include employees of our subsidiaries.

        We are making such offer upon the terms and subject to the conditions set forth in this Offer to Exchange and in the related Election Form (which together, as we may amend or supplement them from time to time, constitute the "Offer").

        We will cancel all Eligible Options which you elect to exchange for Restricted Stock and which we accept pursuant to the Offer. The number of shares of Restricted Stock that you will receive in exchange for your Eligible Options will be determined by the application of exchange ratios based upon the exercise prices of the Eligible Options, as shown in the following table:

Exercise Price of Eligible Option	Exchange Ratio: Number of Eligible Option Shares to be Cancelled in Exchange for 1 Share of Restricted Stock
(Class 1) $17.50 through $24.99	1.5
(Class 2) $25.00 through $34.99	3.0
(Class 3) $35.00 through $44.99	4.0
(Class 4) $45.00 or more	5.0

        The classes of Eligible Options are based on the respective exercise prices for such Eligible Options. The exchange ratio for a particular class of Eligible Options is the ratio that determines the number of Eligible Option shares of such class that you must surrender for cancellation to receive one share of Restricted Stock. For example, if you have an Eligible Option with an exercise price of $27.50 per share covering 900 shares and elect to exchange all of your Eligible Options, then you would receive 300 shares of Restricted Stock in exchange for such particular Eligible Option and would receive the applicable numbers of shares of Restricted Stock in exchange for your other Eligible Options.

        Upon the terms and subject to the conditions of the Offer, the Compensation Committee of our Board of Directors will grant and we will issue to you the applicable number of shares of Restricted Stock promptly after the date on which we accept and cancel the Eligible Options that you elect to exchange and surrender for cancellation pursuant to the Offer. The effective date for the issuance of Restricted Stock in exchange for Eligible Options will be the first business day following the expiration date of the Offer. The shares of Restricted Stock that you receive will be subject to cancellation provisions and to transfer restrictions until they become vested under the terms of a Restricted Stock Award Agreement between you and us which you must sign as a further condition of receiving the Restricted Stock. The form of such Restricted Stock Award Agreement appears as Attachment B to this Offer to Exchange.

        You are not required to exchange your Eligible Options for Restricted Stock. However, if you elect to exchange any of your Eligible Options, then you must exchange and surrender for cancellation all of your Eligible Options.

        The Offer is not conditioned upon a minimum number of Eligible Options being elected for exchange. However, the Offer is subject to certain other conditions, which we describe in Section 6 of this Offer to Exchange.

        Although the Compensation Committee of our Board of Directors has approved the Offer, neither we nor such Compensation Committee nor our Board of Directors makes any recommendation as to whether you should exchange or not exchange your Eligible Options. You must make your own decision whether to exchange or not exchange your Eligible Options.

        You should direct questions about the Offer and any requests for assistance or for additional copies of this Offer to Exchange or the Election Form to EquiServe Trust Company, N.A. ("EquiServe"), which is acting as our agent for certain purposes of the Offer, at the following address or telephone number:

EquiServe Trust Company, N.A.
Post Office Box 8012
Edison, New Jersey 08818-9008
1-800-289-1453

IMPORTANT

        If you elect to exchange your Eligible Options for Restricted Stock, then you must properly submit your election to EquiServe in time for EquiServe to receive your election prior to the expiration of the Offer. The Offer presently is scheduled to expire at 5:00 p.m., Eastern Time, on December 17, 2003. The Election Form and Section 3 of this Offer to Exchange contain instructions, including alternative methods, for submitting your election to EquiServe.

        We are not making the Offer to, nor will we accept any election to exchange Eligible Options from or on behalf of, option holders in any jurisdiction in which the Offer or our acceptance of an election to exchange Eligible Options would not be in compliance with the laws of such jurisdiction. However, we may, in our discretion, take any actions necessary to enable us to make the Offer to holders of Eligible Options in any such jurisdiction.

        We have not authorized any person to make any recommendation on our behalf as to whether you should elect or not elect to exchange your Eligible Options for Restricted Stock pursuant to the Offer. We also have not authorized anyone to give you any information or to make any representation to you in connection with the Offer other than the information and representations contained in this Offer to Exchange or in the related Election Form. If anyone makes any representation to you or gives you any information regarding the Offer which is different from the representations and information contained in this Offer to Exchange or the related Election Form or if anyone makes any recommendation to you regarding the Offer, you must not rely upon that representation, information, or recommendation as having been authorized by us.

ii

        NEITHER THIS OFFER TO EXCHANGE NOR THE RESTRICTED STOCK HAS BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

iii

SUMMARY TERM SHEET

        This Summary Term Sheet contains answers to some of the questions that you may have about the Offer. However, we urge you to read carefully the remainder of this Offer to Exchange and the accompanying Election Form because the information in this Summary Term Sheet and in the introduction preceding this Summary Term Sheet is not complete and may not contain all of the information that is important to you. The remainder of this Offer to Exchange and the Election Form contain additional important information. We have included page references to the relevant sections of this Offer to Exchange where you can find more complete discussions of the topics covered in this Summary Term Sheet.

A.
GENERAL QUESTIONS ABOUT THE EXCHANGE

1.
WHAT SECURITIES IS CSG OFFERING TO ACCEPT IN EXCHANGE FOR SHARES OF RESTRICTED STOCK?

        In exchange for shares of Restricted Stock, we are offering to accept from you and cancel all outstanding stock options previously granted to you under our 1996 Stock Incentive Plan or our 2001 Stock Incentive Plan that have an exercise price of $17.50 per share or more. We refer to these stock options in this Offer to Exchange as "Eligible Options"; and we refer to the 1996 Stock Incentive Plan and the 2001 Stock Incentive Plan together in this Offer to Exchange as the "Stock Incentive Plans". The Offer does not apply to any shares of our common stock that you previously purchased by exercising stock options. If you elect to exchange any of your Eligible Options, then you must elect to exchange all of your Eligible Options.

        If you have any outstanding options granted under our Stock Incentive Plans which are not Eligible Options because their exercise price is less than $17.50 per share, then such stock options are not covered by the Offer and will remain in effect and be exercisable by you in accordance with their terms.

        (See Section 1 on Page 11 and Section 8 on Page 19.)

  2.
  WHAT WILL I RECEIVE IN EXCHANGE FOR MY ELIGIBLE OPTIONS?

        You will receive shares of common stock of CSG, based on the exchange ratios discussed in Paragraph A.7 below. These shares, until they become vested, will be non-transferable and subject to cancellation, as discussed in Paragraphs C.5 and C.6 below. We refer to these shares in this Offer to Exchange as "Restricted Stock."

        (See Section 8 on Page 19.)

  3.
  WHY IS CSG MAKING THE OFFER?

        Many of the outstanding stock options presently held by our employees, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. We are concerned that the purposes of our Stock Incentive Plans are not being achieved by such stock options and that such stock options are not creating a meaningful long-term performance incentive for our employees who hold such options. By making the Offer, we are giving our United States employees an opportunity to exchange their existing Eligible Options for shares of Restricted Stock, based on the applicable exchange ratios discussed in Paragraph A.7 below. We believe that the Offer will give our United States employees who elect to exchange their Eligible Options the opportunity to own shares of common stock of CSG which may increase in value over time, thus creating an incentive for such employees to foster and promote the long-term financial success of CSG and thereby increase CSG stockholder value. We also believe that the potential future value of the Restricted Stock to our United States employees who elect to exchange their Eligible Options may, because of the deferred vesting of the Restricted Stock, provide an incentive to such employees to remain in our employ. However, we cannot and do not guarantee either the future value of our common stock or of the Restricted Stock or your continued employment with us.

        (See Section 2 on Page 13.)

  4.
  AM I REQUIRED TO ACCEPT THE OFFER?

        You are not required to accept the Offer. The election to exchange your Eligible Options for Restricted Stock is voluntary on your part, and you may choose to keep your Eligible Options at their current exercise prices and upon their present terms. If, however, you elect to exchange any of your Eligible Options, then you must elect to exchange all of your Eligible Options. If you do not wish to accept the Offer, you do not need to take any action unless you are changing a previous election to accept the Offer.

        (See Section 1 on Page 11 and Section 4 on Page 14.)

  5.
  HOW WILL THE EXCHANGE WORK?

        To accept the Offer, you must make a voluntary election to exchange all of your Eligible Options for unvested shares of Restricted Stock that we will issue to you promptly after the expiration of the Offer. The Restricted Stock will be subject to cancellation and to transfer restrictions until it becomes vested under the terms of a Restricted Stock Award Agreement between you and us which you must sign as a further condition of receiving the Restricted Stock. The form of such Restricted Stock Award Agreement, which we will provide to you promptly after the Offer expires, appears as Attachment B to this Offer to Exchange. If you decide to accept the Offer with respect to any of your Eligible Options, then you must accept the Offer with respect to all of your Eligible Options. After we accept your election to exchange all of your Eligible Options for Restricted Stock, we will cancel all of your Eligible Options; and you will have no further rights in any of such Eligible Options.

        (See Section 3 on Page 13, Section 5 on Page 16, Section 8 on Page 19, and Section 11 on Page 24.)

  6.
  WHAT IS THE DIFFERENCE BETWEEN A STOCK OPTION AND A SHARE OF RESTRICTED STOCK?

        Your stock options give you the right to buy shares of our common stock from us at a fixed price (the option exercise price) which is the closing market price of our common stock on the date the particular stock option was granted to you. You become the owner of shares of our common stock only if you exercise the stock option and pay the option exercise price for each share that you elect to purchase through such exercise. Accordingly, the value which you realize upon the exercise of a stock option is the difference between the option exercise price and the market price of our stock when you exercise the stock option.

        Restricted stock consists of shares of stock which you own immediately upon their award to you, although such shares are subject to cancellation and to restrictions on their transfer until you have satisfied predetermined vesting conditions. In the case of the Restricted Stock that we will issue to you in exchange for the surrender and cancellation of your Eligible Options, vesting will depend upon your continuous employment by us until certain dates. Unlike your exercise of a stock option, you will not be required to make any payment for the Restricted Stock which you receive in exchange for the surrender and cancellation of your Eligible Options. As a result, the value which you realize upon the vesting of Restricted Stock is the fair market value of the Restricted Stock at the time it vests.

        (See Section 8 on Page 19.)

  7.
  HOW MANY SHARES OF RESTRICTED STOCK WILL I RECEIVE?

        If you elect to exchange your Eligible Options for Restricted Stock and we accept such Eligible Options for exchange, then you will be entitled to receive that number of shares of Restricted Stock which is determined by (1) dividing the number of shares of each class of Eligible Option that you exchange by the applicable exchange ratio for such class shown in the table below, (2) adding the results of such separate divisions, and (3) rounding the sum of such addition up from .50 or down if less than .50 to the nearest whole number:

Exercise Price of Eligible Option	Exchange Ratio: Number of Eligible Option Shares to be Cancelled in Exchange for 1 Share of Restricted Stock
(Class 1) $17.50 through $24.99	1.5
(Class 2) $25.00 through $34.99	3.0
(Class 3) $35.00 through $44.99	4.0
(Class 4) $45.00 or more	5.0

        The classes of Eligible Options are based on the respective exercise prices for such Eligible Options. The exchange ratio for a particular class of Eligible Options is the ratio that determines the number of Eligible Option shares of such class that you must surrender for cancellation to receive one share of Restricted Stock. For example, if you have an Eligible Option with an exercise price of $27.50 per share covering 900 shares and elect to exchange all of your Eligible Options, then you would receive 300 shares of Restricted Stock in exchange for such particular Eligible Option and would receive the applicable numbers of shares of Restricted Stock in exchange for your other Eligible Options.

        We have enclosed with this Offer to Exchange a personalized list of all of your Eligible Options which reflects the number of shares presently covered by each Eligible Option, the exercise price applicable to each Eligible Option, the applicable exchange ratio for each Eligible Option, and the number of shares of Restricted Stock that you will receive for each Eligible Option (and in total) if you elect to exchange all of your Eligible Options for Restricted Stock.

        (See Section 1 on Page 11.)

  8.
  HOW WERE THE EXCHANGE RATIOS FOR ELIGIBLE OPTIONS DETERMINED?

        We used the Black-Scholes valuation model (a recognized and accepted method for determining the value of derivative securities like stock options) in our determination of the exchange ratios for the several classes of Eligible Options shown in the table in Paragraph A.7 above. The exchange ratio for each class generally is intended to represent approximately 85% of the weighted average per share value of the Eligible Options in the particular class, based upon the Black-Scholes model and our stock price at the time that we made our calculations but with various rounding and other adjustments we considered appropriate. In every case, the Eligible Options which you surrender for cancellation cover more shares of our common stock than the number of shares of Restricted Stock which you will receive in exchange for such Eligible Options. In other words, you will need to exchange more than one share covered by an Eligible Option to receive one share of Restricted Stock. We cannot assure you that at the time the exchange occurs or at any future time the value of the Restricted Stock you will receive will bear any particular relationship to the value of the Eligible Options which you exchange for such Restricted Stock.

        (See Section 1 on Page 11.)

  9.
  DO I HAVE TO PAY ANYTHING FOR THE RESTRICTED STOCK?

        No. You will only be required to surrender all of your Eligible Options for cancellation. However, please see Paragraph D.6 below with respect to certain tax considerations relating to the Offer.

        (See Section 5 on Page 16, Section 8 on Page 19, and Section 13 on Page 25.)

  10.
  ARE THERE ANY CONDITIONS TO THE OFFER?

        Although the Offer is not conditioned upon a minimum number of Eligible Options being elected for exchange, the Offer is subject to certain other conditions which we describe below in Section 6 of this Offer to Exchange.

        (See Section 6 on Page 16.)

B.
SPECIFIC QUESTIONS ABOUT ELIGIBILITY

1.
WHO IS ELIGIBLE TO PARTICIPATE IN THE OFFER?

        The Offer is open to all of our current United States employees who hold outstanding stock options issued under either of our Stock Incentive Plans that have an exercise price of $17.50 per share or more. Members of our Board of Directors and CSG's executive officers are not eligible to participate in the Offer.

        For purposes of the Offer, United States employees are those persons who are covered by our United States dollar payrolls. To participate in the Offer, you must be a United States employee on the date of this Offer to Exchange and must continue to be a United States employee through the date on which the Offer expires. If you are not a United States employee on both of those dates or at any other time during such period, then you will not be eligible to participate in the Offer.

        As of November 7, 2003, options to purchase an aggregate of 3,925,124 shares of our common stock had been granted under our Stock Incentive Plans with an exercise price of $17.50 per share or more and were outstanding and held by approximately 1,000 employees who are eligible to participate in the Offer.

        (See Section 1 on Page 11 and Section 8 on Page 19.)

  2.
  WHAT HAPPENS IF I LEAVE THE EMPLOY OF CSG AFTER I ELECT TO EXCHANGE MY OPTIONS?

        If your employment with us terminates for any reason after you have elected to exchange your Eligible Options but prior to the expiration of the Offer, then you will not be eligible to participate in the Offer, we will treat your election as having been withdrawn, and you may exercise your Eligible Options to the extent they are exercisable in accordance with their original terms. In such case, you will not receive any Restricted Stock.

        If your employment with us terminates after the expiration of the Offer, then any shares of your Restricted Stock that remain unvested at the time your employment with us terminates will be cancelled; and you will have no further rights in such cancelled shares of Restricted Stock.

        Once the Eligible Options you have elected to exchange have been accepted by us and cancelled, you will have no further rights with respect to such Eligible Options; and they will not be reissued and returned to you for any reason. However, stock options held by persons who are no longer employed by us at the expiration of the Offer will not be accepted for exchange and accordingly will not be cancelled.

        The Offer does not change the "at will" nature of your employment with us; and you and we each may terminate your employment with us at any time, including prior to your receiving or becoming vested in the Restricted Stock, for any reason, with or without cause.

        (See Section 1 on Page 11 and Section 8 on Page 19.)

C.
SPECIFIC QUESTIONS ABOUT THE RESTRICTED STOCK

1.
WHAT IS RESTRICTED STOCK?

        Unlike stock options, where the option holder has only a right to purchase shares of common stock at a certain price, when you receive Restricted Stock in exchange for your Eligible Options you will become a holder of actual outstanding shares of CSG's common stock, issued at no additional cost to you. Such shares are considered to be "restricted" because they will be subject to cancellation and to restrictions on their transfer until the shares "vest". The cancellation provisions and transfer restrictions applicable to the Restricted Stock will be set forth in a Restricted Stock Award Agreement entered into by you and us promptly after the expiration of the Offer. (See Attachment B to this Offer to Exchange.) You must sign the Restricted Stock Award Agreement as a further condition of your receipt of the Restricted Stock. Once shares of your Restricted Stock have vested, those vested shares will be yours to hold, transfer, or sell as you desire, subject to applicable securities laws and to the payment of applicable withholding taxes through our retention and cancellation of certain of such vested shares.

        (See Section 8 on Page 19 and Section 13 on Page 25.)

  2.
  WHEN WILL I RECEIVE MY RESTRICTED STOCK?

        Promptly after the expiration of the Offer, we will instruct the transfer agent for our common stock to open a Restricted Stock account in your name and credit to such account the number of shares of Restricted Stock which you are entitled to receive in exchange for your Eligible Options that have been cancelled. The cancellation provisions and restrictions on transfer described in Paragraphs C.5 and C.6 below will be applicable to such shares of Restricted Stock. The effective date for the issuance of Restricted Stock in exchange for your Eligible Options will be the first business day following the expiration of the Offer. You must sign the Restricted Stock Award Agreement referred to in Paragraph C.1 above as a further condition of your receipt of the Restricted Stock. If and as you become vested in your Restricted Stock, you will be able to hold, transfer, or sell the vested shares held for you in such account (other than vested shares withheld for the payment of taxes) as you desire and also will be able to obtain a stock certificate for such vested shares (other than vested shares withheld for the payment of taxes).

        (See Section 5 on Page 16, Section 8 on Page 19, and Section 13 on Page 25.)

  3.
  WHAT IS THE VESTING PERIOD OF THE RESTRICTED STOCK?

        The Restricted Stock you receive in exchange for your Eligible Options will vest in three approximately equal installments on the first three anniversaries of the grant date. Even if your Eligible Options currently are vested (exercisable) in whole or in part, the Restricted Stock you receive in exchange for your Eligible Options initially will not be vested to any extent and will be subject to vesting over such three-year period.

        (See Section 8 on Page 19.)

  4.
  WHAT IF I AM AN EMPLOYEE OF CSG WHEN THE OFFER EXPIRES BUT I AM NOT AN EMPLOYEE OF CSG ON A DATE WHEN SHARES OF RESTRICTED STOCK WOULD VEST?

        If you accept the Offer and receive shares of Restricted Stock, your Eligible Options will have been cancelled and will not be reissued and returned to you for any reason. The shares of Restricted Stock you receive in exchange for the Eligible Options will not vest until the dates referred to in Paragraph C.3 above. If your employment with us ends for any reason prior to any of such dates, then those shares of your Restricted Stock which have not yet vested on the date your employment with us ends will be cancelled. The termination of your employment with us will not affect any shares of your Restricted Stock which vested prior to the date your employment with us ends.

        (See Section 8 on Page 19.)

  5.
  UNDER WHAT CIRCUMSTANCES WILL THE RESTRICTED STOCK I RECEIVE BE CANCELLED?

        Prior to their vesting, your unvested shares of Restricted Stock will be cancelled if your employment with us terminates for any reason; and you will have no further rights or interests in such unvested shares. Whatever shares of Restricted Stock vest while you remain our employee will be yours to keep even after you leave our employ (other than vested shares withheld for the payment of taxes).

        (See Section 8 on Page 19 and Section 13 on Page 25.)

  6.
  WHAT ARE THE OTHER RESTRICTIONS ON THE RESTRICTED STOCK?

        The restrictions on the Restricted Stock you will receive in exchange for Eligible Options will be set forth in a Restricted Stock Award Agreement between you and us which you must sign as a further condition of your receipt of the Restricted Stock. (See Attachment B to this Offer to Exchange.) Restricted Stock may not be sold, transferred, assigned, pledged, encumbered, or otherwise disposed of until the Restricted Stock vests. Once the Restricted Stock has vested, the stock will no longer be subject to such restrictions.

        (See Section 8 on Page 19.)

  7.
  WILL I RECEIVE A STOCK CERTIFICATE REPRESENTING THE RESTRICTED STOCK?

        Initially, we do not intend to issue stock certificates for the shares covered by grants of Restricted Stock made pursuant to the Offer. We will instruct the transfer agent for our common stock to open a Restricted Stock account in your name and credit to such account the number of shares of Restricted Stock which you are entitled to receive in exchange for your Eligible Options that have been cancelled. Our transfer agent will send you a written notice confirming the establishment of such Restricted Stock account for you and the number of shares initially credited to such account. As you become vested in such shares, the cancellation provisions and transfer restrictions applicable to the Restricted Stock will no longer be in effect with respect to the vested shares; and you then may request our transfer agent to issue to you a stock certificate for the vested shares (other than those vested shares which are withheld for the payment of taxes).

        (See Section 8 on Page 19 and Section 13 on Page 25.)

  8.
  AM I ENTITLED TO EXERCISE ANY RIGHTS OF OWNERSHIP OF THE RESTRICTED STOCK WHILE THE STOCK IS SUBJECT TO CANCELLATION AND TO TRANSFER RESTRICTIONS?

        Once shares of Restricted Stock are credited to your Restricted Stock account, you will be treated as a stockholder of CSG with respect to such shares. Except as expressly limited or restricted by the Restricted Stock Award Agreement, you will have dividend, voting, and other stockholder rights (subject to the cancellation provisions and transfer restrictions discussed in Paragraphs C.5 and C.6 above) with respect to all outstanding shares of Restricted Stock that you receive pursuant to the Offer. We will deliver to you, by mail or other means, all annual reports, notices of stockholder meetings, proxy statements, forms of proxy, and other materials which we distribute to our stockholders generally.

        (See Section 8 on Page 19.)

  9.
  WILL THE RESTRICTED STOCK EVER EXPIRE?

        Shares of Restricted Stock do not need to be "exercised" after they vest. Accordingly, unlike stock options, Restricted Stock does not expire. Rather, with respect to your Restricted Stock, vesting means that the cancellation provisions and transfer restrictions will cease to apply to the vested shares; and you will own the vested shares outright, free of such provisions and restrictions. However, as your shares of Restricted Stock vest, we will retain and cancel certain of such shares having a value equal to the amounts of taxes which we are required to withhold from your compensation in connection with such vesting.

        (See Section 8 on Page 19 and Section 13 on Page 25.)

  10.
  WHAT IS THE SOURCE OF THE COMMON STOCK THAT WILL BE ISSUED IN EXCHANGE FOR THE CANCELLATION OF MY ELIGIBLE OPTIONS?

        The shares of Restricted Stock which we will issue to you in exchange for the cancellation of your Eligible Options will be shares currently authorized for issuance under our 2001 Stock Incentive Plan (or, if applicable, our 1996 Stock Incentive Plan). The shares covered by Eligible Options which are cancelled pursuant to the Offer will be available for the grants of Restricted Stock and for other future grants and awards to our employees under the Stock Incentive Plans. None of our employees has any right to receive any such future grant or award.

        (See Section 8 on Page 19.)

D.
SPECIFIC QUESTIONS ABOUT ELECTING TO EXCHANGE OPTIONS FOR RESTRICTED SHARES

1.
MAY I ELECT TO EXCHANGE UNVESTED OPTIONS?

        Yes. You may elect to exchange your Eligible Options for Restricted Stock whether or not your Eligible Options currently are vested. For this purpose, vested means currently exercisable.

        (See Section 1 on Page 11.)

  2.
  MAY I ELECT TO EXCHANGE OPTIONS THAT I HAVE ALREADY EXERCISED?

        No. The Offer pertains only to presently outstanding stock options and does not apply in any way to shares of CSG stock that you purchased upon your prior exercise of a stock option. If you have exercised a stock option in its entirety, then that stock option is no longer outstanding and therefore is not subject to the Offer. If you have exercised a stock option in part, then you may elect to exchange the remaining outstanding unexercised portion of such stock option if the exercise price of such stock option qualifies it as an Eligible Option.

        (See Section 1 on Page 11.)

  3.
  IF I HAVE RECEIVED MORE THAN ONE STOCK OPTION GRANT, AM I REQUIRED TO ELECT TO EXCHANGE THE ELIGIBLE OPTIONS SUBJECT TO ALL OF MY GRANTS?

        Yes. If you have Eligible Options which you received under more than one stock option grant, then you are required to elect to exchange all of your Eligible Options in order to participate in the Offer.

        (See Section 1 on Page 11.)

  4.
  WHAT HAPPENS IF I DO NOT ELECT TO EXCHANGE MY ELIGIBLE OPTIONS?

        The Eligible Options you currently hold may be fully or partially vested (exercisable). If you do not accept the Offer, then you may continue to hold and exercise your Eligible Options in accordance with the terms of our Stock Incentive Plans under which such Eligible Options were granted to you and your existing stock option agreements with us. If you do not accept the Offer and your employment with us terminates, then you generally will be able to exercise your Eligible Options during the limited periods after such termination which are specified in your stock option agreements, to the extent those options are exercisable on the day your employment ends.

        (See Section 1 on Page 11.)

  5.
  IF I ELECT TO EXCHANGE MY ELIGIBLE OPTIONS, WHAT HAPPENS TO THOSE OPTIONS?

        If you elect to exchange your Eligible Options for Restricted Stock and we accept your Eligible Options for exchange, then we will cancel such Eligible Options; such cancelled stock options will no longer be outstanding for any purpose, and you will have no further rights in any of such cancelled stock options.

        (See Section 8 on Page 19 and Section 11 on Page 24.)

  6.
  ARE THERE ANY SPECIAL TAX CONSIDERATIONS RELATING TO THE OFFER?

        You will incur no immediate tax consequences upon your receipt of Restricted Stock in exchange for your Eligible Options, unless you make an election under Section 83(b) of the Internal Revenue Code. If you do not make a Section 83(b) election, then if and when your Restricted Stock vests you will be required to recognize ordinary income in an amount equal to the fair market value of the vested Restricted Stock as of the dates of vesting; and we will have a tax withholding obligation with respect to such income that we intend to satisfy by retaining and cancelling certain of your vested shares of Restricted Stock.

        If you make a Section 83(b) election, then you will be required to recognize ordinary income at the time of the exchange of your Eligible Options for Restricted Stock in an amount equal to the fair market value of the Restricted Stock on such date determined without regard to the cancellation provisions and restrictions on transfer, and you will be required to pay all applicable taxes at that time by submitting the applicable tax amounts to us in cash. If you make a Section 83(b) election and your employment with us terminates for any reason thereafter, then you will not be entitled to recover the taxes that you paid even though you may not be able to keep any or some of the Restricted Stock because the shares had not vested at the time your employment with us terminated; however, in such case, you will recognize a short-term or long-term capital loss (depending upon the length of your holding period) in an amount equal to the amount of ordinary income that you were required to recognize as a result of your Section 83(b) election.

        Section 13 of this Offer to Exchange includes a general summary of certain other material federal income tax consequences of the Offer.

        We recommend that you consult your own tax adviser to determine the federal, state, and local tax consequences of electing to exchange your Eligible Options for Restricted Stock pursuant to the Offer.

        (See Section 13 on Page 25.)

E.
SPECIFIC QUESTIONS ABOUT THE PROCEDURES FOR ELECTING TO EXCHANGE ELIGIBLE OPTIONS

1.
WHAT IS THE DEADLINE FOR ELECTING TO EXCHANGE MY ELIGIBLE OPTIONS, AND WILL THE DEADLINE BE EXTENDED?

        The Offer will expire on December 17, 2003, at 5:00 p.m., Eastern Time, unless we extend the Offer.

        We do not currently intend to extend the Offer. However, we may, in our discretion, extend the Offer at any time. If the Offer is extended, we will give notice of such extension to all holders of Eligible Options no later than 9:00 a.m., Eastern Time, on the next business day following the previously scheduled expiration of the Offer.

        (See Section 1 on Page 11 and Section 14 on Page 26.)

  2.
  HOW DO I ELECT TO EXCHANGE MY ELIGIBLE OPTIONS FOR RESTRICTED STOCK?

        To validly elect to exchange your Eligible Options for Restricted Stock pursuant to the Offer, you must properly submit your election to EquiServe, which is acting as our agent for the purpose of receiving elections. EquiServe must receive your election before the Offer expires.

        You may submit your election to EquiServe in one of the following ways:

  •
  By Telephone. You may elect to exchange your Eligible Options for Restricted Stock through the CSG Exchange Program Telephone Election System. The Telephone Election System includes instructions on how to elect to exchange your Eligible Options. Until the expiration of the Offer, you may access the Telephone Election System 24 hours a day, seven days a week, through any touch-tone telephone by dialing the following number: 1-800-435-2911.

  •
  By Internet. You may elect to exchange your Eligible Options for Restricted Stock through the CSG Exchange Program Web Site. The Web Site includes instructions on how to elect to exchange your Eligible Options. Until the expiration of the Offer, you may access the CSG Exchange Program Web Site 24 hours a day, 7 days a week at http://www.eproxyvote.com/csgs-exchange/.

  •
  By Mail. You may elect to exchange your Eligible Options for Restricted Stock by mailing your properly completed, dated, and signed Election Form to the following address:

CSG Systems International, Inc.
c/o EquiServe Trust Company, N.A.
Post Office Box 8012
Edison, New Jersey 08818-9008

        If you elect to exchange your Eligible Options for Restricted Stock, then WE STRONGLY ENCOURAGE YOU TO MAKE YOUR ELECTION THROUGH THE TELEPHONE ELECTION SYSTEM OR THE EXCHANGE PROGRAM WEB SITE to eliminate the need to mail your written Election Form to EquiServe.

        If we extend the Offer beyond the expiration time referred to in Paragraph E.1 above, then you must make your election to exchange your Eligible Options for Restricted Stock before the extended expiration date of the Offer if you have not previously made such election.

        We reserve the right to reject any or all elections to exchange Eligible Options that we determine are not in appropriate form or that we determine are unlawful to accept.

        (See Section 3 on Page 13 and Section 14 on Page 26.)

  3.
  WHAT WILL HAPPEN IF I DO NOT MAKE MY ELECTION TO EXCHANGE MY ELIGIBLE OPTIONS BY THE DEADLINE?

        If EquiServe does not receive your election to exchange your Eligible Options for Restricted Stock by the deadline referred to in Paragraph E.1 above, then you will not participate in the exchange described in this Offer to Exchange; and all Eligible Options you currently hold will remain in effect at their original exercise prices and upon their present terms. In such case, you will receive no Restricted Stock.

        (See Section 1 on Page 11 and Section 3 on Page 13.)

  4.
  MAY I WITHDRAW ELIGIBLE OPTIONS THAT I PREVIOUSLY ELECTED TO EXCHANGE?

        You may withdraw all of your Eligible Options which you previously elected to exchange for Restricted Stock by making a new election not to exchange your Eligible Options for Restricted Stock at any time before the Offer expires at 5:00 p.m., Eastern Time, on December 17, 2003. If the Offer is extended by us beyond that time, then you may withdraw such Eligible Options at any time until the extended expiration of the Offer. You may not withdraw only a portion of your Eligible Options.

        To withdraw Eligible Options which you previously elected to exchange for Restricted Stock, and thus revoke your election to make such exchange, you must make a new election not to exchange your Eligible Options by one of the methods described in Section 4 below prior to the expiration of the Offer.

        Once you have withdrawn Eligible Options, you may re-elect to exchange such Eligible Options for Restricted Stock only by again following the election procedures described in this Offer to Exchange prior to the expiration of the Offer.

        (See Section 4 on Page 14.)

  5.
  MAY I CHANGE A PREVIOUS ELECTION NOT TO EXCHANGE MY ELIGIBLE OPTIONS?

        If you made an election not to exchange your Eligible Options for Restricted Stock by using your printed Election Form, the Telephone Election System, or the Exchange Program Web Site and wish to change such election, then you may do so by making a new election at any time prior to the expiration of the Offer. To make such a change, you must use the Telephone Election System or the Exchange Program Web Site. If you require assistance in making such a change in your election, you should call EquiServe at 1-800-289-1453.

        (See Section 4 on Page 14.)

  6.
  HOW SHOULD I DECIDE WHETHER TO EXCHANGE OR NOT EXCHANGE MY ELIGIBLE OPTIONS?

        The decision whether to exchange or not exchange your Eligible Options for Restricted Stock must be your individual decision since the provisions of the various Eligible Options differ (among other things, as to exercise prices, exercisability, and remaining duration) and since each employee's situation is unique. Your decision may depend on, among other things, your assumptions about and outlook for economic conditions in general, our businesses and prospects, the industries on which we focus our businesses, and our stock price.

        (See Section 2 on Page 13.)

  7.
  WHAT IS CSG'S RECOMMENDATION WITH RESPECT TO THE OFFER?

        Although the Compensation Committee of our Board of Directors has approved the Offer, neither we nor such Compensation Committee nor our Board of Directors makes any recommendation as to whether you should elect or not elect to exchange your Eligible Options for Restricted Stock; and we have not authorized anyone to make any recommendation on our behalf. You must make your own decision whether to elect or not elect to exchange your Eligible Options for Restricted Stock.

        (See Section 2 on Page 13 and Section 18 on Page 29.)

  8.
  WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?

        For additional information or assistance with respect to the Offer, you should contact EquiServe at the following address or telephone number:

EquiServe Trust Company, N.A.
Post Office Box 8012
Edison, New Jersey 08818-9008
1-800-289-1453

THE OFFER

  Section 1. ISSUANCE OF SHARES OF RESTRICTED STOCK IN EXCHANGE FOR ELIGIBLE OPTIONS; ELIGIBILITY TO PARTICIPATE IN THE OFFER; EXPIRATION OF THE OFFER.

        If you are a United States employee of ours at the required times, then upon the terms and subject to the conditions of the Offer, we are offering to issue shares of Restricted Stock to you in exchange for the surrender and cancellation of all of your Eligible Options. Eligible Options are all presently outstanding stock options granted to you under our Stock Incentive Plans that have an exercise price of $17.50 or more, whether or not such Eligible Options are currently exercisable.

        For purposes of the Offer, you are a United States employee of ours if you are covered by one of our United States dollar payrolls. To participate in the Offer, you must be a United States employee on the date of this Offer to Exchange and must continue to be a United States employee through the date on which the Offer expires. If you are not a United States employee on both of those dates or at any other time during such period, then you will not be eligible to exchange your Eligible Options for Restricted Stock.

        You are not required to accept the Offer. The election to exchange your Eligible Options for Restricted Stock is voluntary on your part, and you may choose to keep your Eligible Options at their current exercise prices and upon their present terms.

        IF YOU ELECT TO EXCHANGE ANY OF YOUR ELIGIBLE OPTIONS, THEN YOU MUST EXCHANGE ALL OF YOUR ELIGIBLE OPTIONS.

        If you properly elect to exchange your Eligible Options for Restricted Stock and we accept such Eligible Options for exchange, then you will be entitled to receive that number of shares of Restricted Stock determined by (1) dividing the number of shares of each class of Eligible Options that you exchange by the applicable exchange ratio for such class shown in the table below, (2) adding the results of such separate divisions, and (3) rounding the sum of such addition up from .50 or down if less than .50 to the nearest whole number:

Exercise Price of Eligible Option	Exchange Ratio: Number of Eligible Option Shares to be Cancelled in Exchange for 1 Share of Restricted Stock
(Class 1) $17.50 through $24.99	1.5
(Class 2) $25.00 through $34.99	3.0
(Class 3) $35.00 through $44.99	4.0
(Class 4) $45.00 or more	5.0

        The classes of Eligible Options are based on the respective exercise prices for such Eligible Options. The exchange ratio for a particular class of Eligible Options is the ratio that determines the number of Eligible Option shares of such class that you must surrender for cancellation to receive one share of Restricted Stock. For example, if you have an Eligible Option with an exercise price of $27.50 covering 900 shares and elect to exchange all of your Eligible Options, then you would receive 300 shares of Restricted Stock in exchange for such particular Eligible Option and would receive the applicable numbers of shares of Restricted Stock in exchange for your other Eligible Options.

        We have enclosed with this Offer to Exchange a personalized list of all of your Eligible Options which reflects the number of shares presently covered by each Eligible Option, the exercise price applicable to each Eligible Option, the applicable exchange ratio for each Eligible Option, and the number of shares of Restricted Stock that you will receive for each Eligible Option (and in total) if you elect to exchange all of your Eligible Options for Restricted Stock.

        We used the Black-Scholes valuation model (a recognized and accepted method for determining the value of derivative securities like stock options) in our determination of the exchange ratios for the several classes of Eligible Options shown in the table above. The exchange ratio for each class generally is intended to represent approximately 85% of the weighted average per share value of the Eligible Options in the particular class, based upon the Black-Scholes model and our stock price at the time that we made our calculations but with various rounding and other adjustments we considered appropriate. In every case, the Eligible Options which you surrender for cancellation cover more shares of our common stock than the number of shares of Restricted Stock which you will receive in exchange for such Eligible Options. In other words, you will need to exchange more than one share covered by an Eligible Option to receive one share of Restricted Stock. We cannot assure you that at the time the exchange occurs or at any future time the value of the Restricted Stock you will receive will bear any particular relationship to the value of the Eligible Options which you exchange for such Restricted Stock.

        The terms and conditions of your Eligible Options are set forth in the applicable Stock Incentive Plan under which your stock options were issued and in the Stock Option Agreements you and we signed in connection with your stock options grants.

        The Restricted Stock will be issued under our 2001 Stock Incentive Plan or, if applicable, under our 1996 Stock Incentive Plan. Our Stock Incentive Plans are exhibits to our Schedule TO Tender Offer Statement filed with the United States Securities and Exchange Commission (the "SEC"), and you may view such Stock Incentive Plans on the SEC web site referred to in Section 16 below. The Compensation Committee of our Board of Directors administers our Stock Incentive Plans and has sole authority to determine, among other things, the timing and types of awards and options to be granted under such Stock Incentive Plans, the terms and conditions of each such award or option, and the grantees of such awards and options.

        The Offer will expire at 5:00 p.m., Eastern Time, on December 17, 2003, unless we, in our discretion, extend the period of time during which the Offer will remain open. See Section 14 below for a description of our rights to extend, terminate, and amend the Offer and Section 6 below for a description of certain conditions of the Offer.

        If you do not elect to exchange all of your Eligible Options for Restricted Stock by the deadline referred to in the preceding paragraph, then you will not participate in the exchange described in this Offer to Exchange; and all Eligible Options you currently hold will remain in effect at their original exercise prices and upon their present terms.

        If your employment with us terminates for any reason after you have elected to exchange your Eligible Options but prior to the expiration of the Offer, then you will not be eligible to accept the Offer, we will treat your election as having been withdrawn, and you may exercise your Eligible Options to the extent they are exercisable in accordance with their original terms. In such case, you will not receive any Restricted Stock.

        If you have any outstanding options granted under our Stock Incentive Plans which are not Eligible Options because their exercise price is less than $17.50 per share, then such stock options are not covered by the Offer and will remain in effect and be exercisable by you in accordance with their terms.

  Section 2. PURPOSE OF THE OFFER.

        Many of the outstanding stock options presently held by our employees, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. We are concerned that the purposes of our Stock Incentive Plans are not being achieved by such stock options and that such stock options are not creating a meaningful long-term performance incentive for our employees who hold such options. By making the Offer, we are giving our United States employees an opportunity to exchange their existing Eligible Options for shares of Restricted Stock, based on the applicable exchange ratios. We believe that the Offer will give our United States employees who elect to exchange their Eligible Options the opportunity to own shares of common stock of CSG that may increase in value over time, thus creating an incentive for such United States employees to foster and promote the long-term financial success of CSG and thereby increase CSG stockholder value. We also believe that the potential future value of the Restricted Stock to our United States employees who elect to exchange their Eligible Options may, because of the deferred vesting of the Restricted Stock, provide an incentive to such employees to remain in our employ. However, we cannot and do not guarantee either the future value of our common stock or of the Restricted Stock or your continued employment with us.

        The Offer does not change the "at will" nature of your employment with us; and you and we each may terminate your employment with us at any time, including prior to your receiving or becoming vested in the Restricted Stock, for any reason, with or without cause.

        Neither we nor the Compensation Committee of our Board of Directors nor our Board of Directors makes any recommendation as to whether you should elect or not elect to exchange your Eligible Options for Restricted Stock, nor have we authorized any person to make any such recommendation to you. We urge you to evaluate carefully all of the information in this Offer to Exchange and in the other documents to which we have referred you in Section 16 below and to consult your own investment and tax advisors. The decision whether to exchange or not exchange your Eligible Options for Restricted Stock must be your individual decision since the provisions of the various Eligible Options differ (among other things, as to exercise prices, exercisability, and remaining duration) and since each employee's situation is unique. Your decision may depend on, among other things, your assumptions about and outlook for economic conditions in general, our businesses and prospects, the industries on which we focus our businesses, and our stock price.

  Section 3. PROCEDURES FOR ELECTING TO EXCHANGE ELIGIBLE OPTIONS.

  (a)
  Proper Election to Exchange Eligible Options.

        To validly elect to exchange your Eligible Options for Restricted Stock pursuant to the Offer, you must properly submit your election to EquiServe, which is acting as our agent for the purpose of receiving elections. EquiServe must receive your election before the Offer expires at 5:00 p.m., Eastern Time, on December 17, 2003. If we extend the Offer beyond that time, then EquiServe must receive your election before the extended expiration of the Offer. You may make your election through one of the following methods:

  •
  By Telephone. You may elect to exchange your Eligible Options for Restricted Stock through the CSG Exchange Program Telephone Election System. The Telephone Election System includes instructions on how to elect to exchange your Eligible Options. You will be required to enter your Control Number (included on your printed Election Form) and social security number before you may make your election. Until the expiration of the Offer, you may access the

    Telephone Election System 24 hours a day, seven days a week, through any touch-tone telephone by dialing the following number: 1-800-435-2911.

  •
  By Internet. You may elect to exchange your Eligible Options for Restricted Stock through the CSG Exchange Program Web Site. The Web Site includes instructions on how to elect to exchange your Eligible Options. You will be required to enter your Control Number (included on your printed Election Form) and your social security number before you may make an online election. Until the expiration of the Offer, you may access the Exchange Program Web Site 24 hours a day, seven days a week, at http://www.eproxyvote.com/csgs-exchange/.

  •
  By Mail. You may elect to exchange your Eligible Options for Restricted Stock by mailing your properly completed, dated, and signed Election Form to the following address:

CSG Systems International, Inc.
c/o EquiServe Trust Company, N.A.
Post Office Box 8012
Edison, New Jersey 08818-9008

        YOU MAY CHOOSE ANY OF THE FOREGOING METHODS OF SUBMITTING YOUR ELECTION TO EQUISERVE. HOWEVER, DELIVERY OF AN ELECTION FORM BY MAIL IS AT YOUR RISK, AND YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

        If you elect to exchange your Eligible Options for Restricted Stock, then WE STRONGLY ENCOURAGE YOU TO MAKE YOUR ELECTION THROUGH THE TELEPHONE ELECTION SYSTEM OR THE EXCHANGE PROGRAM WEB SITE. If you make your election by telephone or the Internet, then you do not need to deliver your written Election Form to EquiServe.

        If you do not wish to exchange your Eligible Options for Restricted Stock, then you do not need to submit your printed Election Form or make a telephone or Internet election unless you previously elected to make such exchange and now wish to change such previous election. In such event, you should refer to Section 4 below for instructions on how to change your election and withdraw your Eligible Options from the exchange.

  (b)
  Determination of Validity; Rejection of Noncomplying Elections; Waiver of Defects; No Obligation to Give Notice of Defects.

        We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt), and acceptance of any election to exchange Eligible Options and all questions as to which stock options are eligible for exchange. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all elections to exchange Eligible Options that we determine do not comply with the conditions of the Offer, are not in proper form, or are unlawful to accept. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any election with respect to any particular Eligible Options or any particular option holder. We will not deem an election to exchange Eligible Options to have been properly made until all defects or irregularities either have been cured by the option holder or waived by us. Neither we nor EquiServe nor any other person is obligated to give notice of any defects or irregularities in elections to exchange Eligible Options, nor will anyone incur any liability for failure to give any such notice.

  Section 4. WITHDRAWAL RIGHTS.

        You may withdraw the Eligible Options you have elected to exchange for Restricted Stock only in accordance with the provisions of this Section 4.

        You may withdraw all of the Eligible Options you have elected to exchange for Restricted Stock by making a new election not to exchange your Eligible Options for Restricted Stock at any time before the Offer expires at 5:00 p.m., Eastern Time, on December 17, 2003. If we extend the Offer beyond that time, then you may withdraw all of your Eligible Options at any time until the extended expiration of the Offer. In addition, unless we accept the Eligible Options you have elected to exchange before 12:00 midnight, Eastern Time, on January 16, 2004, which is the 40th business day following the commencement of the Offer, you may withdraw all of your Eligible Options at any time after January 16, 2004, until they are accepted and cancelled.

        You may not withdraw only a portion of your Eligible Options.

        To validly withdraw all Eligible Options which you previously elected to exchange for Restricted Stock, and thus revoke your election to make such exchange, you must use one of the following methods to make a new election not to exchange your Eligible Options for Restricted Stock:

  •
  By Telephone. You may withdraw your Eligible Options by properly making a new election not to exchange your Eligible Options through the CSG Exchange Program Telephone Election System. The Telephone Election System includes instructions on how to make a new election. You will be required to enter your Control Number (included on your printed Election Form) and social security number before you may make a telephone withdrawal. Until the expiration of the Offer, you may access the Telephone Election System 24 hours a day, seven days a week, through any touch-tone telephone by dialing the following number: 1-800-435-2911.

  •
  By Internet. You may withdraw your Eligible Options by properly making a new election not to exchange your Eligible Options through the CSG Exchange Program Web Site. The Web Site contains instructions on how to make a new election. You will be required to enter your Control Number (included on your printed Election Form) and your social security number before you may make an online withdrawal. Until the expiration of the Offer, you may access the CSG Exchange Program Web Site 24 hours a day, seven days a week, at http://www.eproxyvote.com/csgs-exchange/.

        If you choose to withdraw your Eligible Options and not exchange them for Restricted Stock, then you MUST use the Telephone Election System or the Exchange Program Web Site referred to above, even if you used your printed Election Form to make your initial election to exchange your Eligible Options for Restricted Stock.

        You may not rescind any withdrawal of your Eligible Options, but you may re-elect to exchange your Eligible Options for Restricted Stock at any time prior to the expiration of the Offer. We will consider any Eligible Options you withdraw as not having been properly elected for exchange for purposes of the Offer unless you properly re-elect to exchange those Eligible Options before the expiration of the Offer by following the procedures described in Section 3 above.

        If you previously elected not to exchange your Eligible Options for Restricted Stock and now wish to change your election and make such exchange, then you must make a new election by following the procedures described in Section 3 above. In such case, we strongly encourage you to make your new election through the Telephone Exchange System or the Exchange Program Web Site.

        If you have any questions about withdrawing your Eligible Options or making any change in an election that you previously made or if you need assistance in making such withdrawal or change, please call EquiServe at 1-800-289-1453.

        Neither we nor EquiServe nor any other person is obligated to give notice of any defects or irregularities in any withdrawal of Eligible Options or change of election, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the validity, including the time of receipt, of withdrawals of Eligible Options or changes of elections. Our determination of these matters will be final and binding.

   Section 5. ACCEPTANCE OF ELIGIBLE OPTIONS FOR EXCHANGE AND GRANT OF RESTRICTED STOCK.

        Your election to exchange your Eligible Options for Restricted Stock in accordance with the procedures described in Section 3 above constitutes your acceptance of the terms and conditions of the Offer.

        If we elect to accept any of the Eligible Options in exchange for Restricted Stock, then, upon the terms and subject to the conditions of the Offer, on the first business day following the expiration of the Offer we will accept and cancel all Eligible Options that have been properly elected for exchange and not validly withdrawn before the expiration of the Offer. Once we have accepted and cancelled your Eligible Options, you will have no further rights of any kind in your Eligible Options. If the Eligible Options you have elected to exchange for Restricted Stock are accepted and cancelled upon the expiration of the Offer, then promptly after the expiration of the Offer the Compensation Committee of our Board of Directors will grant the applicable number of shares of Restricted Stock to you, subject to your execution of a Restricted Stock Award Agreement between us and you. The form of Restricted Stock Award Agreement that you will be required to sign (with the blank spaces appropriately completed) is Attachment B to this Offer to Exchange. The effective date of the grant of Restricted Stock to you will be the first business day following the date on which the Offer expires.

        You will not be required to make any cash payment to us for the Restricted Stock which we issue to you in exchange for the surrender and cancellation of your Eligible Options.

        For purposes of the Offer, we will be deemed to have accepted Eligible Options that are validly elected for exchange and not properly withdrawn if, as, and when we give oral or written notice to the holders of such Eligible Options of our acceptance for exchange of such Eligible Options, which may be by e-mail to each employee electing to exchange Eligible Options.

        PRIOR TO THE EXPIRATION OF THE OFFER, YOU MAY WITHDRAW THE ELIGIBLE OPTIONS YOU HAVE ELECTED TO EXCHANGE (AS PROVIDED IN SECTION 4 ABOVE) AND THEREAFTER EXERCISE THEM IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THEY ARE EXERCISABLE. STOCK OPTIONS HELD BY PERSONS WHO ARE NO LONGER EMPLOYED BY US AT THE EXPIRATION OF THE OFFER WILL NOT BE ACCEPTED FOR EXCHANGE AND WILL NOT BE CANCELLED; SUCH PERSONS WILL NOT RECEIVE ANY SHARES OF RESTRICTED STOCK; AND SUCH STOCK OPTIONS WILL CONTINUE TO BE EXERCISABLE IN ACCORDANCE WITH THEIR TERMS.

  Section 6. CONDITIONS OF THE OFFER.

        Notwithstanding any other provision of the Offer, we will not be required to accept any Eligible Options elected for exchange, and we may terminate or amend the Offer, or postpone our acceptance and cancellation of any Eligible Options elected for exchange, in each case subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934 (the "Exchange Act"), if at any time on or after the date of this Offer to Exchange and prior to the expiration date of the Offer any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any such case and regardless of the circumstances giving rise thereto, including any action or omission by us, the occurrence of such event or events makes it inadvisable for us to proceed with the Offer or with such acceptance and cancellation of Eligible Options elected for exchange:

  (a)
  there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory, or administrative agency, authority, or tribunal or any other person, domestic or foreign, before any court, authority, agency, or tribunal that directly or indirectly challenges the making of the Offer, the acquisition of some or all of the Eligible Options elected for exchange pursuant to the Offer, or the issuance of the Restricted

    Stock or otherwise relates in any manner to the Offer or that, in our reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations, or prospects of CSG or our subsidiaries or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Offer to us;

  (b)
  there shall have been any action threatened, pending, or taken, or approval withheld, or any statute, rule, regulation, judgment, order, or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced, or deemed to be applicable to the Offer or us or any of our subsidiaries, by the Nasdaq National Market, Inc., by any court, or by any authority, agency, or tribunal that, in our reasonable judgment, would or might directly or indirectly:

  (1)
  make the acceptance for exchange of, or issuance of Restricted Stock for, some or all of the Eligible Options elected for exchange illegal or otherwise restrict or prohibit consummation of the Offer or otherwise relate in any manner to the Offer;

  (2)
  delay or restrict our ability, or render us unable, to accept for exchange, or issue Restricted Stock for, some or all of the Eligible Options elected for exchange;

  (3)
  materially and adversely affect the business, condition (financial or other), income, operations, or prospects of CSG or our subsidiaries or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Offer to us; or

  (4)
  adversely affect the continued listing of our common stock on the Nasdaq National Market;

  (c)
  there shall have occurred:

  (1)
  any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

  (2)
  the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

  (3)
  the commencement of a war, armed hostilities, or other international or national crisis directly or indirectly affecting the United States;

  (4)
  any limitation, whether or not mandatory, by any governmental, regulatory, or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States;

  (5)
  any significant increase or decrease in the market price of the shares of our common stock, or any change in the general political, market, economic, or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or other), operations, or prospects of CSG or our subsidiaries or on the trading in our common stock;

  (6)
  any change in the general political, market, economic, or financial conditions in the United States or abroad that, in our reasonable judgment, makes it inadvisable to proceed with the Offer;

  (7)
  in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

    (8)
    any decline in either the Dow Jones Industrial Average, the Nasdaq National Market Index, or the Standard & Poor's 500 Index by an amount in excess of 10% measured during any time period after the close of business on the date of this Offer to Exchange;

  (d)
  we are, could, or would be required, including, without limitation, as a result of any change in generally accepted accounting principles, for financial reporting purposes to record variable compensation expense charges against our earnings in connection with the Offer;

  (e)
  a tender or exchange Offer with respect to some or all of our common stock, or a merger or acquisition proposal involving us, shall have been proposed, announced, or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

  (1)
  any person, entity, or "group", within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity, or group that has filed a Schedule 13D or Schedule 13G with the SEC before the date of this Offer to Exchange;

  (2)
  any such person, entity, or group that has filed a Schedule 13D or Schedule 13G with the SEC before the date of this Offer to Exchange shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

  (3)
  any person, entity, or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of CSG or any of our subsidiaries; or

  (f)
  any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects, or stock ownership of CSG or our subsidiaries that, in our reasonable judgment, is or may be material to us or our subsidiaries.

        The conditions of the Offer are for our benefit. We may assert them in our discretion prior to the expiration date of the Offer regardless of the circumstances giving rise to them. We may waive them or any of them, in whole or in part, at any time and from time to time prior to the expiration of the Offer, in our discretion, whether or not we waive any other condition of the Offer. Our failure at any time to exercise any of these rights will not be deemed to be a waiver of any such rights. The waiver of any of our rights with respect to particular facts and circumstances will not be deemed to be a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 6 will be final and binding upon all persons.

   Section 7. PRICE RANGE OF COMMON STOCK UNDERLYING ELIGIBLE OPTIONS.

        Our common stock is listed on the Nasdaq National Market and trades under the symbol "CSGS". The following table shows, for the periods indicated, the high and low bid prices per share of our common stock as reported by the Nasdaq National Market.

Quarter Ended	High ($)	Low ($)
March 31, 2001	51.56	35.72
June 30, 2001	63.30	37.06
September 30, 2001	59.01	40.37
December 31, 2001	42.01	30.76
March 31, 2002	41.66	27.40
June 30, 2002	30.11	17.71
September 30, 2002	19.57	9.06
December 31, 2002	17.44	8.77
March 31, 2003	15.68	8.15
June 30, 2003	14.63	8.31
September 30, 2003	17.29	12.53
December 31, 2003 (through November 7)	15.95	8.69

        On November 7, 2003, the closing price of our common stock, as reported by the Nasdaq National Market, was $12.01 per share.

        Our stock price has been, and in the future may be, highly volatile and could decline. The trading price of our common stock has fluctuated widely in the past and may continue to do so in the future as a result of a number of factors, many of which are outside of our control. In addition, the stock market in general has experienced substantial price fluctuations in recent years that we believe have affected the market price of our stock. WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO ELECT OR NOT ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS.

  Section 8. SOURCE AND AMOUNT OF CONSIDERATION; DIFFERENCE BETWEEN STOCK OPTIONS AND RESTRICTED STOCK; TERMS OF RESTRICTED STOCK; RESALE OF RESTRICTED STOCK.

  (a)
  Source and Amount of Consideration.

        Promptly after the expiration of the Offer and our acceptance and cancellation of Eligible Options that have been properly elected for exchange, the Compensation Committee of our Board of Directors will grant Restricted Stock Awards under our 2001 Stock Incentive Plan or, if applicable, under our 1996 Stock Incentive Plan in exchange for the surrender and cancellation of Eligible Options properly elected and accepted for exchange. Using the exchange ratios set forth in the table in Section 1 above, such Committee will determine the total number of shares of Restricted Stock that will be granted to each holder of Eligible Options elected and accepted for exchange.

        As of November 7, 2003, 3,925,124 shares of our common stock were covered by Eligible Options. If we issue Restricted Stock for all Eligible Options based on the exchange ratios set forth in the table in Section 1 above, we would issue a total of 1,310,889 shares of Restricted Stock; such shares would represent approximately 2.5% of the approximately 52,341,000 issued and outstanding shares of our common stock as of October 31, 2003.

        The shares covered by Eligible Options which are cancelled pursuant to the Offer will be available for the grants of Restricted Stock and for other future grants and awards to our employees under our Stock Incentive Plans.

        The grant of Restricted Stock pursuant to the Offer will not create any contractual or other right on the part of employees participating in the Offer to receive any future grants of restricted stock, stock options, or other grants or awards under the Stock Incentive Plans.

  (b)
  Difference Between Stock Options and Restricted Stock.

        Your stock options give you the right to buy shares of our common stock from us at a fixed price (the option exercise price) which is the closing market price of our common stock on the date the particular stock option was granted to you. You become the owner of shares of our common stock only if you exercise the stock option and pay the option exercise price for each share that you elect to purchase through such exercise. Accordingly, the value which you realize upon the exercise of a stock option is the difference between the option exercise price and the market price of our stock when you exercise the stock option.

        Restricted stock consists of shares of stock which you own immediately upon their award to you, although such shares are subject to cancellation and to restrictions on their transfer until you have satisfied predetermined vesting conditions. In the case of the Restricted Stock that we will issue to you in exchange for the surrender and cancellation of your Eligible Options, vesting will depend upon your continuous employment by us until certain dates. Unlike your exercise of a stock option, you will not be required to make any payment for the Restricted Stock which you receive in exchange for the surrender and cancellation of your Eligible Options. As a result, the value which you will realize upon the vesting of Restricted Stock is the fair market value of the Restricted Stock at the time it vests.

  (c)
  Terms of Restricted Stock.

        The following summary of the terms of the Restricted Stock does not purport to be complete and is subject to and qualified by the terms of our Stock Incentive Plans and the Restricted Stock Award Agreement to be entered into between you and us. The Stock Incentive Plans are exhibits to our Tender Offer Statement on Schedule TO filed with the SEC. You may view such Stock Incentive Plans on the SEC web site referred to in Section 16 below. The form of Restricted Stock Award Agreement is Attachment B to this Offer to Exchange.

        If we accept your Eligible Options for exchange, then the Compensation Committee of our Board of Directors will grant the Restricted Stock to you under our 2001 Stock Incentive Plan or, if applicable, our 1996 Stock Incentive Plan; and the Restricted Stock will be subject to the provisions of a Restricted Stock Award Agreement prepared by us and presented to you for signature, the form of which is Attachment B to this Offer to Exchange. The Restricted Stock Award Agreement will provide that 33 1/3% of the shares of Restricted Stock (rounded to the nearest whole share) will vest on each of the first two anniversaries of the grant date and that the remainder of the shares of Restricted Stock will vest on the third anniversary of the grant date. Pursuant to the Restricted Stock Award Agreement, the Restricted Stock may not be sold, transferred, assigned, pledged, or encumbered in any way (including a transfer by operation of law) until the Restricted Stock vests. If your employment with us terminates for any reason, then your rights and interests in any of the shares of Restricted Stock which have not vested prior to such termination of employment will completely and forever terminate; and such unvested shares of Restricted Stock will be cancelled.

        Once you and we have signed your Restricted Stock Award Agreement, we will instruct the transfer agent for our common stock to open a Restricted Stock account in your name and credit to such account the number of shares of Restricted Stock which you are entitled to receive in exchange for your Eligible Options that have been cancelled. Our transfer agent will send you a written notice confirming the establishment of such Restricted Stock account for you and the number of shares initially credited to such account. The cancellation provisions and the restrictions on transfer described in the preceding paragraph will be applicable to the shares credited to such Restricted Stock account. If and as you become vested in your Restricted Stock, you will be able to hold, transfer, sell, or otherwise dispose of the vested shares held for you in such account (other than vested shares withheld for the payment of taxes as discussed in Section 13 below) as you desire and also will be able to obtain a stock certificate for such vested shares (other than the vested shares withheld for the payment of taxes). Whatever shares of Restricted Stock vest while you remain our employee will be yours to keep even after you leave our employ (other than the vested shares withheld for the payment of taxes).

        Once shares of Restricted Stock are credited to your Restricted Stock account, you will be treated as a stockholder of CSG with respect to such shares. Except as expressly limited or restricted by the Restricted Stock Award Agreement, you will have dividend, voting, and other stockholder rights (subject to the cancellation provisions and transfer restrictions discussed above) with respect to all outstanding shares of Restricted Stock that you receive pursuant to the Offer. We will deliver to you, by mail or other means, all annual reports, notices of stockholder meetings, proxy statements, forms of proxy, and other materials which we distribute to our stockholders generally.

  (d)
  Resale of Restricted Stock.

        The shares of Restricted Stock which you receive in connection with the Offer will have been registered with the SEC on a Form S-8 Registration Statement under the Securities Act of 1933 and, unless you are considered to be an affiliate of CSG, upon the vesting of such shares you will be able to sell such shares free of any restrictions under applicable securities laws. However, all sales of Restricted Stock will be subject to CSG's securities law compliance policies and guidelines. Generally, an affiliate of CSG is any person who directly or indirectly controls, is controlled by, or is under common control with CSG.

  Section 9. INFORMATION CONCERNING CSG SYSTEMS INTERNATIONAL, INC.

        CSG is incorporated in Delaware. Our principal executive offices are located at 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado 80111, and our telephone number at that address is (303) 796-2850.

        We and our wholly-owned subsidiaries serve more than 265 telecommunications service providers in more than 40 countries. We are a leader in next-generation billing and customer care solutions for the cable television, satellite, advanced IP services, next-generation mobile, and fixed wireline markets. Our combination of proven and future-ready solutions, delivered in both outsourced and licensed formats, enables our clients to deliver high quality customer service, improve operational efficiencies, and rapidly bring new revenue-generating products to market. We serve our clients through our two operating segments: the Broadband Services Division (the "Broadband Division") and the Global Software Services Division (the "GSS Division").

        The Broadband Division consists of our historical processing operations and related software products and our newly introduced North American wireline and wireless service bureau. The Broadband Division generates a substantial percentage of its revenues by providing customer care and billing services to the United States and Canadian cable television and satellite industries. The Broadband Division's full suite of processing, software, and professional services allows clients to automate their customer care and billing functions. These functions include (i) set-up and activation of customer accounts, (ii) sales support, (iii) order processing, (iv) invoice calculation, (v) production and mailing of invoices, (vi) management reporting, (vii) electronic presentment and payment of invoices, (viii) deployment and management of the client's field technicians, and (ix) customer analysis for target marketing and churn management.

        In February 2002 we acquired the billing and customer care assets of Lucent Technologies Inc. ("Lucent"). Lucent's billing and customer care business consisted primarily of (i) software products and related consulting services acquired by Lucent when it purchased Kenan Systems Corporation in

February 1999, (ii) BILLDATS Data Manager mediation software, and (iii) elements of Lucent's client support, product support, and sales and marketing organizations (collectively, the "Kenan Business").

        The GSS Division consists of our stand-alone software products and related services and includes the Kenan Business. The GSS Division is a global provider of convergent billing and customer care software and services that enables telecommunications service providers to bill their customers for existing and next-generation services, including mobile, Internet, wireline, cable television, and satellite. The GSS Division's revenues consist of software license and maintenance fees and fees for various professional and consulting services related to its software products (principally, implementation services).

        Additional information about CSG is available from the documents referred to in Section 16 below. You should refer to Section 16 below for information on how you can read and obtain copies of our SEC filings, including filings that contain our consolidated financial statements.

        Set forth below is certain summary financial information relating to us for the periods indicated. The summary financial information for our fiscal years ended December 31, 2002 and 2001 has been derived from the audited consolidated financial statements contained in our Annual Report on Form 10-K filed with the SEC for our fiscal year ended December 31, 2002. The summary financial information for the nine months ended September 30, 2003 and 2002 has been derived from the unaudited condensed consolidated financial statements contained in our Quarterly Report on Form 10-Q filed with the SEC for our fiscal quarter ended September 30, 2003.

        You should read the summary financial information below in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes to those statements included in our Annual Report on Form 10-K filed with the SEC for our fiscal year ended December 31, 2002, and our Quarterly Report on Form 10-Q filed with the SEC for our fiscal quarter ended September 30, 2003.

Summary Financial Information
(in thousands, except per share amounts)

	Year Ended December 31,		Nine Months Ended September 30,
	2002	2001	2003	2002
			(unaudited)
Statements of Operations Data:
Revenues	$610,932	$476,908	$309,803	$455,727
Cost of revenues	262,992	176,015	210,394	190,784

Gross margin (exclusive of depreciation)	347,940	300,893	99,409	264,943
Operating expenses	246,783	118,918	154,693	197,186

Operating income (loss)	101,157	181,975	(55,284)	67,757
Other income (expense)	(13,613)	1,467	(5,953)	(10,390)

Income (loss) before income taxes	87,544	183,442	(61,237)	57,367
Income tax (provision) benefit	(42,926)	(69,521)	28,353	(29,806)

Net income (loss)	$44,618	$113,921	$(32,884)	$27,561

Basic net income (loss) per common share	$0.86	$2.15	$(0.64)	$0.53

Diluted net income (loss) per common share	$0.85	$2.08	$(0.64)	$0.52

	December 31,		September 30,
	2002	2001	2003
			(unaudited)
Balance Sheet Data:
Current assets	$304,236	$204,499	$377,927
Non-current assets	427,081	169,547	402,175
Total assets	731,317	374,046	780,102
Current liabilities	184,454	123,710	293,754
Non-current liabilities	264,758	288	229,675
Total liabilities	449,212	123,998	523,429
Stockholders' equity	282,105	250,048	256,673
Book value per outstanding common share	5.45	4.75	4.91

        Before you decide whether to elect or not elect to exchange your Eligible Options for Restricted Stock, we encourage you to review the financial information included on pages 13 through 90 of our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2002, and in Items 1 through 3 of Part I of our Quarterly Report on Form 10-Q filed with the SEC for the fiscal quarter ended September 30, 2003, both of which Reports are incorporated in this Offer to Exchange by this reference, as discussed in Section 16 below.

        From time to time we may engage in transactions with business partners, customers, and other third parties that could affect or change our business organization, corporate structure, capital structure, ownership, or management and could significantly affect the price of our common stock.

        Subject to the foregoing, and except as otherwise disclosed in this Offer to Exchange or in our filings with the SEC, we presently have no plans, proposals, or pending negotiations that relate to or would result in:

  (a)
  an extraordinary transaction, such as a merger, reorganization, or liquidation, involving us or any of our subsidiaries;

  (b)
  any purchase, sale, or transfer of a material amount of our assets or the assets of any of our subsidiaries;

  (c)
  any material change in our present indebtedness or capitalization;

  (d)
  any change in our present Board of Directors or management, including but not limited to the number or the terms of our directors, the filling of any existing vacancies on our Board of Directors, or a change in any material term of the employment contract of any of our executive officers;

  (e)
  any other material change in our corporate structure or business;

  (f)
  our common stock not being authorized for listing and quotation on the Nasdaq National Market;

  (g)
  our common stock becoming eligible for termination of its registration pursuant to Section 12(g)(4) of the Exchange Act;

  (h)
  the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

  (i)
  the acquisition by any person of any of our securities or the disposition of any of our securities; or

  (j)
  any change in our certificate of incorporation or bylaws or any actions that may impede the acquisition of control of CSG by any person.

   Section 10. INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING ELIGIBLE OPTIONS.

        Information about CSG's present directors and executive officers appears in Attachment A to this Offer to Exchange.

        As of November 14, 2003, the directors and executive officers of CSG held outstanding options to purchase an aggregate of 1,018,764 shares of our common stock. Such stock options were granted either under our Stock Option Plan for Non-Employee Directors or under our 1996 Stock Incentive Plan. HOWEVER, NEITHER THE MEMBERS OF THE BOARD OF DIRECTORS OF CSG NOR THE EXECUTIVE OFFICERS OF CSG ARE ELIGIBLE TO PARTICIPATE IN THE OFFER.

        Based upon our records and information provided to us by CSG's directors and executive officers, neither we nor any of our subsidiaries or affiliates nor any of CSG's current directors or executive officers nor any affiliates of any of CSG's current directors or officers nor any associates of any of the foregoing have engaged in any transactions involving stock options issued under our Stock Incentive Plans (certain of which are the securities subject to the Offer) during the 60 days prior to the date of this Offer to Exchange.

        Except for outstanding options to purchase common stock of CSG granted from time to time to various of our employees (including executive officers) and non-employee directors pursuant to the Stock Incentive Plans and other equity compensation plans of CSG and except for restricted stock award agreements relating to shares of common stock of CSG previously entered into with various of our employees (including executive officers) pursuant to the Stock Incentive Plans, neither we nor, to our knowledge, any of CSG's current directors or executive officers is a party to any agreement, arrangement, or understanding with any other person with respect to any securities of CSG.

        For information concerning the beneficial ownership of our common stock by CSG's directors and executive officers, including stock options and shares of restricted stock, please refer to the Proxy Statement for the annual meeting of our stockholders held on May 30, 2003, which is incorporated by reference into this Offer to Exchange. See Section 16 below for information on how you can read and obtain a copy of such Proxy Statement.

  Section 11. STATUS OF OPTIONS ACQUIRED BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER.

        We will cancel all Eligible Options that we accept in exchange for Restricted Stock. Such cancelled stock options will no longer be outstanding for any purpose, and no option holder will have any further rights in any of such cancelled stock options.

        All shares covered by Eligible Options that are cancelled will, after such cancellation, be available for the grants of Restricted Stock and for other future grants and awards to our employees under our Stock Incentive Plans. No employee of CSG or any of our subsidiaries has any right to any such future grant or award.

        The Company will record deferred compensation expense equal to the value attributed to the Restricted Stock granted in exchange for the surrender and cancellation of Eligible Options. The deferred compensation expense will be amortized to expense on a straight-line basis over the three-year vesting period of the Restricted Stock.

  Section 12. LEGAL MATTERS; REGULATORY APPROVALS.

        We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our issuance of Restricted Stock in exchange for Eligible Options or of any approval or other action by any government or governmental, administrative, or regulatory authority or agency that is required for such transactions. If any such approval or other action is required, we presently intend to seek such approval or take such other action. This could require us to delay our acceptance of Eligible Options that you elect to exchange for Restricted Stock. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any such required approval or take such other action might result in adverse consequences to our business. Our obligation under the Offer to accept Eligible Options elected for exchange and to issue Restricted Stock in exchange for such Eligible Options is subject to the conditions described in Section 6 above. We are not aware of any pending or threatened legal proceedings relating to the Offer.

  Section 13. MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES; WITHHOLDING FOR TAXES.

  (a)
  Federal Income Tax Consequences.

        The following paragraphs contain a general summary of certain material United States federal income tax consequences of the exchange of Eligible Options for Restricted Stock pursuant to the Offer. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations under the Code, and administrative and judicial interpretations of the Code as of the date of the Offer, all of which are subject to change (possibly on a retroactive basis). Such summary does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, and such summary is not intended to be applicable in all respects to all persons who hold Eligible Options. YOU SHOULD CONSULT YOUR PERSONAL TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PERSONAL CIRCUMSTANCES, CHANGES IN THESE LAWS, AND ANY TAX CONSEQUENCES ARISING UNDER OTHER TAX LAWS, INCLUDING BUT NOT LIMITED TO FOREIGN, STATE, AND LOCAL TAX LAWS.

        You will incur no immediate tax consequences upon your receipt of Restricted Stock in exchange for your Eligible Options, unless you make an election under Section 83(b) of the Internal Revenue Code of 1986. If you do not make a Section 83(b) election, then if and when your Restricted Stock vests you will be required to recognize ordinary income in an amount equal to the fair market value of the vested Restricted Stock as of the dates of vesting; and we will have a tax withholding obligation with respect to such income that we intend to satisfy by retaining and cancelling certain of your vested shares of Restricted Stock, as discussed below in this Section 13.

        When you sell any shares of Restricted Stock which have become vested and as to which you did not make a Section 83(b) election, you generally will recognize capital gain or loss in an amount equal to the difference between the sale price (net of sale expenses) and the amount of ordinary income that you were required to recognize with respect to such shares when such shares became vested. The holding period for such shares for capital gain purposes begins on the date on which the shares become vested, and your capital gain or loss will be short-term or long-term depending on the length of your holding period prior to the sale.

        If you make a Section 83(b) election, then you will be required to recognize ordinary income at the time of the exchange of your Eligible Options for Restricted Stock in an amount equal to the fair market value of the Restricted Stock on such date determined without regard to the cancellation provisions and the restrictions on transfer, and you will be required to pay all applicable taxes at that time by submitting the applicable tax amounts to us in cash. If you make a Section 83(b) election and your employment with us terminates for any reason thereafter, then you will not be entitled to recover the taxes that you paid even though you may not be able to keep any or some of the Restricted Stock because the shares had not vested at the time your employment with us terminated; however, in such case you will recognize a short-term or long-term capital loss (depending upon the length of your holding period) with respect to such unvested shares in an amount equal to the amount of ordinary income that you were required to recognize as a result of your Section 83(b) election.

        When you sell any shares of Restricted Stock which have become vested and as to which you made a Section 83(b) election, you generally will recognize capital gain or loss in an amount equal to the difference between the sale price (net of sale expenses) and the amount of ordinary income that you were required to recognize with respect to such shares as a result of your Section 83(b) election. The holding period for such shares for capital gain purposes begins on the date on which the shares were granted to you, and your capital gain or loss will be short-term or long-term depending upon the length of your holding period prior to the sale.

  (b)
  Withholding for Taxes.

        Upon the vesting of any shares of Restricted Stock as to which you do not make a Section 83(b) election, we will compute as of the applicable vesting date the amounts which we are required to withhold from your compensation for federal, state, or local tax purposes by reason of or in connection with such vesting (based on the closing price of our common stock on the Nasdaq National Market or as otherwise provided in the applicable Stock Incentive Plan or your Restricted Stock Award Agreement). After making such computation, we will direct the transfer agent for our common stock to remove from your Restricted Stock account and cancel that number of shares of Restricted Stock whose fair market value (based on the closing price of our common stock on the Nasdaq National Market or as otherwise provided in the applicable Stock Incentive Plan or your Restricted Stock Award Agreement) as of the applicable vesting date is equal to the aggregate of such amounts required to be withheld by us; however, for such purpose the number of shares to be removed from your Restricted Stock account and cancelled will be rounded up to the nearest whole share. After the actions described in the preceding provisions of this paragraph have been taken, when required by law to do so we will pay to the applicable tax authorities in cash the amounts required to have been withheld from your compensation by reason of or in connection with the vesting referred to in this paragraph, with any excess amount resulting from such rounding being treated as federal income tax withholding; and you generally will have (i) no further obligation with respect to such amounts which we were required to withhold and (ii) no further rights or interests in the shares withdrawn from your Restricted Stock account for the payment of taxes and cancelled. However, depending upon your personal situation, the amounts which we are required to withhold for taxes in connection with the vesting of your Restricted Stock may or may not be sufficient to cover the full amount of your tax liability resulting from such vesting; and we encourage you to discuss this matter with your personal tax advisor.

  Section 14. EXTENSION, TERMINATION, OR AMENDMENT OF OFFER.

        We reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 6 above has occurred or is deemed by us to have occurred, to extend the period of time during which the Offer is open and thereby delay the acceptance for exchange of any Eligible Options by giving oral or written notice of such extension to the holders of Eligible Options. In the case of an extension, the extension must be announced no later than 9:00 a.m., Eastern Time, on the next business day after the last previously scheduled or announced expiration date.

        We also expressly reserve the right, in our reasonable judgment, prior to the expiration date to terminate or amend the Offer and to postpone our acceptance and cancellation of Eligible Options elected for exchange upon the occurrence of any of the conditions specified in Section 6 above by giving oral or written notice of such termination or postponement to the holders of Eligible Options. If we terminate the Offer, then all Eligible Options will remain in effect in accordance with their terms.

        Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 6 above has occurred or is deemed by us to have occurred, to amend the Offer in any respect, including, without limitation, by changing the exchange ratios of Restricted Stock for Eligible Options or by decreasing or increasing the number of outstanding stock options which are Eligible Options for purposes of the Offer.

        We may amend the Offer at any time and from time to time by oral or written notice to the holders of Eligible Options.

        Any notice which we give pursuant to the Offer will be disseminated promptly to the holders of Eligible Options in a manner reasonably designed to inform such holders of the relevant extension or amendment. We may give such notice by e-mail.

        If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. These rules require that the minimum period during which an Offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

        If we decide to take any of the following actions, we will notify you of such action and extend the Offer for a period of 10 business days after the date of such notice:

  (a)
  we increase or decrease the exchange ratios of Restricted Stock for Eligible Options;

  (b)
  we decrease the number of outstanding stock options which are Eligible Options for purposes of the Offer; or

  (c)
  we increase the number of Eligible Options for purposes of the Offer by an amount that exceeds 2% of the outstanding stock options which are Eligible Options for purposes of the Offer immediately prior to such increase.

        If the Offer is scheduled to expire at any time earlier than the tenth business day from, and including, the date that notice of such increase or decrease is first sent or given in the manner specified in this Section 14, then we will extend the Offer so that the Offer is open for at least 10 business days following the sending or giving of such notice.

        For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday, or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

  Section 15. FEES AND EXPENSES.

        We will not pay any fees or commissions to any broker, dealer, or other person for soliciting elections to exchange Eligible Options for Restricted Stock pursuant to this Offer to Exchange. We have not authorized anyone to make any recommendations with respect to the Offer. We have retained EquiServe to act as our agent for certain purposes of the Offer; in such capacity EquiServe will receive and tabulate elections made by holders of Eligible Options and perform various other administrative services related to the Offer. We will pay EquiServe reasonable and customary compensation for its services in connection with the Offer, plus reimbursement for its out-of-pocket expenses.

  Section 16. ADDITIONAL INFORMATION.

        We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. Please note that the SEC's web site is mentioned in this Offer to Exchange as a textual reference only. The information contained on the SEC's web site is not incorporated by reference into this Offer to Exchange and should not be considered to be part of this Offer to

Exchange. You also may read and copy any document we file with the SEC at its public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549. You also may obtain copies of such documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

        We incorporate by reference into this Offer to Exchange certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Offer to Exchange, and information that we subsequently file with the SEC will automatically update and supersede information in this Offer to Exchange and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this Offer to Exchange has been completed:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2002;

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003;

  •
  Our Current Reports on Form 8-K filed with the SEC on April 15, 2003, April 29, 2003, July 29, 2003, October 8, 2003, and October 28, 2003; and

  •
  Our Definitive Proxy Statement for the 2003 annual meeting of our stockholders filed with the SEC on April 15, 2003.

        You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into such filing, at no cost, by writing or calling us at the following address or phone number: 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado 80111, (303) 796-2850, Attention: General Counsel. To obtain timely delivery of this information, you must request it no later than five (5) business days before the expiration date of the Offer.

        This Offer to Exchange is a part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, before making a decision whether to exchange or not exchange your Eligible Options for Restricted Stock. The Schedule TO also is available on the SEC web site referred to above.

        The information contained in this Offer to Exchange about CSG should be read together with the information in the documents to which we have referred you in this Section 16.

  Section 17. FORWARD-LOOKING STATEMENTS.

        This Offer to Exchange contains forward-looking statements within the meaning of the federal securities laws. We also have made forward-looking statements in the reports we filed with the SEC that are incorporated by reference into this Offer to Exchange. Forward-looking statements often include statements preceded or followed by or that include the words "believe", "expect", "anticipate", "plan", "estimate", or similar expressions. These statements include, among others, statements and related assumptions regarding our business outlook, plans and objectives for future operations, and anticipated future financial or operating results. Forward-looking statements reflect our current expectations and are not guarantees of future performance. Such forward-looking statements are based on our management's beliefs and assumptions, which in turn are based on information currently available to our management.

        Exhibit 99.01 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, contains a more extensive discussion of our forward-looking statements and certain cautionary statements and risk factors that are applicable to such forward-looking statements. You may read such Exhibit on the SEC's web site referred to in Section 16 above.

  Section 18. MISCELLANEOUS.

        We are not aware of any jurisdiction where the making of the Offer violates applicable law. If we become aware of any jurisdiction where the making of the Offer violates any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law or further efforts to comply with such law are not advisable, then the Offer will not be made to, nor will elections to exchange Eligible Options for Restricted Stock be accepted from or on behalf of, the option holders residing in such jurisdiction.

        WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT OR NOT ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS FOR RESTRICTED STOCK PURSUANT TO THE OFFER. WE ALSO HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION TO YOU IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED ELECTION FORM. IF ANYONE MAKES ANY REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION REGARDING THE OFFER WHICH IS DIFFERENT FROM THE REPRESENTATIONS AND INFORMATION CONTAINED IN THIS DOCUMENT OR THE RELATED ELECTION FORM OR IF ANYONE MAKES ANY RECOMMENDATION TO YOU REGARDING THE OFFER, YOU MUST NOT RELY UPON THAT REPRESENTATION, INFORMATION, OR RECOMMENDATION AS HAVING BEEN AUTHORIZED BY US.

ATTACHMENT A

INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS
OF CSG SYSTEMS INTERNATIONAL, INC.

        The directors and executive officers of CSG Systems International, Inc. and their respective positions and offices as of November 10, 2003, are set forth in the following table:

Name	Position and Offices
William E. Fisher	Executive Vice President
George F. Haddix	Director
Neal C. Hansen	Director, Chairman of the Board, and Chief Executive Officer
Peter E. Kalan	Senior Vice President and Chief Financial Officer
Edward C. Nafus	Executive Vice President
Janice I. Obuchowski	Director
John P. Pogge	Director, President, and Chief Operating Officer
Bernard W. Reznicek	Director
Frank V. Sica	Director
Donald V. Smith	Director

        The address of each director and executive officer named above is c/o CSG Systems International, Inc., 7887 East Belleview Avenue, Englewood, Colorado 80111.

A-1

ATTACHMENT B

RESTRICTED STOCK AWARD AGREEMENT

        Name of Grantee (the "Grantee") :

        Date of Restricted Stock Award (the "Award Date"):

        Number of Shares Covered by Restricted Stock Award (the "Award Shares"):

        Aggregate Number of Shares Covered by Cancelled Stock Options (the "Cancelled Option Shares"):

        This Restricted Stock Award Agreement (this "Agreement") is entered into as of the Date of Restricted Stock Award set forth above (the "Award Date") by and between CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation (the "Company"), and the Grantee named above (the "Grantee").

* * *

        WHEREAS, the Company has adopted a 2001 [or 1996, if applicable] Stock Incentive Plan (the "Plan"); and

        WHEREAS, the Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company; and

        WHEREAS, the Committee has authority under the Plan to grant Restricted Stock Awards covering shares of the Common Stock of the Company (the "Common Stock"); and

        WHEREAS, pursuant to the Plan, as of the Award Date the Committee granted to Grantee a Restricted Stock Award (the "Award") covering the number of shares of the Common Stock set forth above (the "Award Shares") in exchange for Grantee's surrender for cancellation of certain stock options previously granted to Grantee by the Company (the "Cancelled Options") covering the aggregate number of shares of the Common Stock set forth above (the "Cancelled Option Shares") and directed the Company to execute this Agreement for the purpose of setting forth the terms and conditions of the Award; and

        WHEREAS, Grantee has agreed to accept the Award and has surrendered the Cancelled Options for cancellation;

        NOW, THEREFORE, in consideration of the surrender of the Cancelled Options for cancellation and of the covenants and conditions contained herein, the Company and Grantee agree as follows:

  1.
  Award of Restricted Shares.

        (a)   The Company hereby confirms the grant of the Award to Grantee as of the Award Date in exchange for the surrender and cancellation of the Cancelled Options, and Grantee hereby confirms Grantee's acceptance of the Award from the Company in exchange for the surrender and cancellation of the Cancelled Options. The Award is subject to all of the terms and conditions of this Agreement.

        (b)   Promptly after the execution of this Agreement, the Company will cause the transfer agent for the Common Stock (the "Transfer Agent") to (i) establish a separate account in its records in the name of Grantee (the "Restricted Stock Account") and credit the Award Shares to the Restricted Stock Account as of the Award Date and (ii) confirm such actions to Grantee in writing.

  2.
  Vesting of Award Shares.

        (a)   Thirty-three and one third percent (33 1/3%) of the Award Shares (rounded to the nearest whole number) automatically will vest in Grantee on each of the first two (2) anniversaries of the Award Date, and the remainder of the Award Shares automatically will vest in Grantee on the third anniversary of the Award Date (each such anniversary being referred to in this Agreement as a "Vesting Date"); provided, however, that no Award Shares shall vest in Grantee on a particular Vesting Date unless Grantee has been continuously employed by the Company from the Award Date until such Vesting Date.

        (b)   For purposes of this Agreement, a "Termination of Employment" of Grantee means the effective time when the employer-employee relationship between Grantee and the Company terminates for any reason whatsoever.

        (c)   In determining the existence of continuous employment of Grantee by the Company or the existence of an employer-employee relationship between Grantee and the Company for purposes of this Agreement, the term "Company" shall include a Subsidiary (as defined in the Plan); and neither a transfer of Grantee from the employ of the Company to the employ of a Subsidiary nor the transfer of Grantee from the employ of a Subsidiary to the employ of the Company or another Subsidiary shall be deemed to be a Termination of Employment of Grantee.

        (d)   After the Grantee has become vested in any of the Award Shares and, if applicable, after the cancellation of certain of the Award Shares as provided for in Section 12(b) has occurred, the Company will instruct the Transfer Agent to remove all restrictions on the transfer, assignment, pledge, encumbrance, or other disposition of the then remaining vested Award Shares in the Restricted Stock Account. Grantee thereafter shall be free to deal with and dispose of such remaining vested Award Shares in Grantee's sole discretion and may request the Transfer Agent to issue a certificate for such remaining vested Award Shares in Grantee's name free of any restrictions.

  3.
  Cancellation of Unvested Award Shares.

        Upon a Termination of Employment of Grantee, all of the rights and interests of Grantee in any of the Award Shares which have not vested in Grantee pursuant to Section 2 prior to such Termination of Employment of Grantee automatically shall completely and forever terminate; and, at the direction of the Company, the Transfer Agent shall remove from the Restricted Stock Account and cancel all of such unvested Award Shares.

  4.
  Employment.

        Nothing contained in this Agreement (i) obligates the Company or a Subsidiary to continue to employ Grantee in any capacity whatsoever or (ii) prohibits or restricts the Company or a Subsidiary from terminating the employment of Grantee at any time or for any reason whatsoever. In the event of a Termination of Employment of Grantee, Grantee shall have only the rights set forth in this Agreement with respect to the Award Shares.

  5.
  Change in Capitalization.

        If at any time that any of the Award Shares have not vested in Grantee there is any non-cash dividend of securities or other property or rights to acquire securities or other property, any liquidating dividend of cash and/or property, or any stock dividend or stock split or other change in the character or amount of any of the outstanding securities of the Company, then in such event any and all new, substituted, or additional securities or other property to which Grantee may become entitled by reason of Grantee's ownership of such unvested Award Shares immediately and automatically shall become subject to this Agreement, shall be delivered to the Transfer Agent or to an independent Escrow Agent selected by the Company to be held by the Transfer Agent or such Escrow Agent pursuant to the terms of this Agreement (including but not limited to the provisions of Sections 3 and 8), and shall have the same status with respect to vesting and transfer as the unvested Award Shares upon which such dividend was paid or with respect to which such new, substituted, or additional securities or other property was distributed. Any cash or cash equivalents received pursuant to the first sentence of this Section 5 shall be invested in conservative short-term interest-bearing securities, and interest earned thereon also shall have the same status with respect to vesting and transfer as the unvested Award Shares with respect to which such cash or cash equivalents were received. Cash dividends (other than liquidating dividends) paid on such unvested Award Shares shall be paid to Grantee and shall not be subject to vesting or to the first sentence of this Section 5.

  6.
  Representations of Grantee.

        Grantee hereby represents and warrants to the Company as follows:

        (a)   Grantee had full legal power, authority, and capacity to surrender the Cancelled Options for cancellation and has full legal power, authority, and capacity to execute and deliver this Agreement and to perform Grantee's obligations under this Agreement; and this Agreement is a valid and binding obligation of Grantee, enforceable in accordance with its terms, except that the enforcement of this Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

        (b)   Prior to surrendering the Cancelled Options for cancellation and prior to the execution of this Agreement, Grantee had received from the Company a complete copy of the Company's Offer to Exchange Shares of Restricted Stock for Certain Outstanding Stock Options Having an Exercise Price of $17.50 per Share or More dated November 18, 2003, which included a form of this Agreement as Attachment B.

        (c)   Grantee is aware of the public availability on the Internet at www.sec.gov of the Company's periodic and other filings made with the United States Securities and Exchange Commission.

  7.
  Representations and Warranties of the Company.

        The Company hereby represents and warrants to Grantee as follows:

        (a)   The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has all requisite corporate power and authority to enter into this Agreement, to issue the Award Shares to Grantee, and to perform its obligations under this Agreement.

        (b)   The execution and delivery of this Agreement by the Company have been duly and validly authorized; and all necessary corporate action has been taken to make this Agreement a valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforcement of this Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

        (c)   When issued to Grantee as provided for in this Agreement, the Award Shares will be duly and validly issued, fully paid, and non-assessable.

  8.
  Restriction on Sale or Transfer of Award Shares.

        None of the Award Shares that have not vested in Grantee pursuant to Section 2 (and no beneficial interest in any of such Award Shares) may be sold, transferred, assigned, pledged, encumbered, or otherwise disposed of in any way (including a transfer by operation of law); and any attempt to make any such sale, transfer, assignment, pledge, encumbrance, or other disposition shall be null and void and of no effect.

  9.
  Enforcement.

        The Company and Grantee acknowledge that the Company's remedy at law for any breach or violation or attempted breach or violation of the provisions of Section 8 will be inadequate and that, in the event of any such breach or violation or attempted breach or violation, the Company shall be entitled to injunctive relief in addition to any other remedy, at law or in equity, to which the Company may be entitled.

  10.
  Violation of Transfer Provisions.

        Neither the Company nor the Transfer Agent shall be required to transfer on the stock records of the Company maintained by either of them any Award Shares which have been sold, transferred, assigned, pledged, encumbered, or otherwise disposed of in violation of any of the provisions of this Agreement or to treat as the owner of such Award Shares or accord the right to vote or receive dividends to any purported transferee or pledgee to whom such Award Shares shall have been so sold, transferred, assigned, pledged, encumbered, or otherwise disposed of in violation of any of the provisions of this Agreement.

  11.
  Section 83(b) Election.

        Grantee shall have the right to make an election pursuant to Treasury Regulation § 1.83-2 with respect to the Award Shares and, if Grantee makes such election, promptly will furnish to the Company a copy of the form of election Grantee has filed with the Internal Revenue Service for such purpose and evidence that such an election has been made in a timely manner.

  12.
  Withholding.

        (a)   Upon Grantee's making of the election referred to in Section 11 with respect to any of the Award Shares, Grantee shall pay to or provide for the payment to or withholding by the Company of all amounts which the Company is required to withhold from Grantee's compensation for federal, state, or local tax purposes by reason of or in connection with such election. Notwithstanding any provision of this Agreement to the contrary, neither the Company nor the Transfer Agent shall be obligated to release from the Restricted Stock Account any of the Award Shares with respect to which Grantee has made such election and which have vested in Grantee until Grantee's obligations under this Section 12 have been satisfied.

        (b)   Upon the vesting in Grantee of any of the Award Shares as to which the election referred to in Section 11 was not made by Grantee, the Company shall compute as of the applicable vesting date the amounts which the Company is required to withhold from Grantee's compensation for federal, state, or local tax purposes by reason of or in connection with such vesting, based upon the Fair Market Value (as defined in the Plan) of such Award Shares. After making such computation, the Company shall direct the Transfer Agent to remove from the Restricted Stock Account and cancel that number of the Award Shares whose Fair Market Value (as defined in the Plan) as of the applicable vesting date is equal to the aggregate of such amounts required to be withheld by the Company; provided, that for such purpose the number of Award Shares to be removed from the Restricted Stock Account and cancelled shall be rounded up to the nearest whole Award Share. After the actions prescribed by the preceding provisions of this Section 12(b) have been taken, the Company when required by law to do so shall pay to the applicable tax authorities in cash the amounts required to have been withheld from Grantee's compensation by reason of or in connection with the vesting referred to in the first sentence of this Section 12(b), with any excess amount resulting from such rounding being treated as federal income tax withholding; and Grantee shall have (i) no further obligation with respect to such amounts required to be withheld and (ii) no further rights or interests in the Award Shares withdrawn from the Restricted Stock Account and cancelled pursuant to this Section 12(b), unless the Company has miscomputed such amounts or the number of such Award Shares.

  13.
  Voting and Other Stockholder Rights.

        Grantee shall have the right to vote with respect to all of the Award Shares which are outstanding and credited to the Restricted Stock Account as of a record date for determining stockholders of the Company entitled to vote, whether or not such Award Shares are vested in Grantee as of such record date. Except as expressly limited or restricted by this Agreement and except as otherwise provided in this Agreement, Grantee shall have all of the rights of a stockholder of the Company with respect to all of the Award Shares which are outstanding and credited to the Restricted Stock Account at a particular time, whether or not such Award Shares are vested in Grantee at such time.

  14.
  Application of Plan.

        The relevant provisions of the Plan relating to Restricted Stock Awards and the authority of the Committee under the Plan shall be applicable to this Agreement to the extent that this Agreement does not otherwise expressly address the subject matter of such provisions.

  15.
  General Provisions.

        (a)   No Assignments. Grantee may not sell, transfer, assign, pledge, encumber, or otherwise dispose of any of Grantee's rights or obligations under this Agreement without the prior written consent of the Company; and any such attempted sale, transfer, assignment, pledge, encumbrance, or other disposition shall be void.

        (b)   Notices. All notices, requests, consents, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon personal delivery to the person for whom such item is intended (including by a reputable overnight delivery service which shall be deemed to have effected personal delivery) or upon deposit, postage prepaid, registered or certified mail, return receipt requested, in the United States mail as follows:

          (i)    if to Grantee, addressed to Grantee at Grantee's address shown on the stockholder records maintained by the Transfer Agent or at such other address as Grantee may specify by written notice to the Transfer Agent, or

          (ii)   if to the Company, addressed to the Chief Financial Officer of the Company at the principal office of the Company or at such other address as the Company may specify by written notice to Grantee.

Each such notice, request, consent, and other communication shall be deemed to have been given upon receipt thereof as set forth above or, if sooner, three (3) business days after deposit as described above. An address for purposes of this Section 15(b) may be changed by giving written notice of such change in the manner provided in this Section 15(b) for giving notice. Unless and until such written notice is received, the addresses referred to in this Section 15(b) shall be deemed to continue in effect for all purposes of this Agreement.

        (c)   Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts of laws, of the State of Delaware.

        (d)   Severability. The Company and Grantee agree that the provisions of this Agreement are reasonable and shall be binding and enforceable in accordance with their terms and, in any event, that the provisions of this Agreement shall be enforced to the fullest extent permitted by law. If any provision of this Agreement for any reason shall be adjudged to be unenforceable or invalid, then such unenforceable or invalid provision shall not affect the enforceability or validity of the remaining provisions of this Agreement, and the Company and Grantee agree to replace such unenforceable or invalid provision with an enforceable and valid arrangement which in its economic effect shall be as close as possible to the unenforceable or invalid provision.

        (e)   Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective heirs, personal representatives, successors, and assigns of the Company and the Grantee; provided, that the provisions of this Section 15(e) shall not authorize any sale, transfer, assignment, pledge, encumbrance, or other disposition of the Award Shares which is otherwise prohibited by this Agreement.

        (f)    Modification, Amendment, and Waiver. No modification, amendment, or waiver of any provision of this Agreement shall be effective against the Company or Grantee unless such modification, amendment, or waiver is in writing and states that it is intended to modify, amend, or waive a specific provision of this Agreement and, in the case of the Company, such modification, amendment, or waiver has been authorized by the Committee. The failure of the Company or Grantee at any time to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions and shall not affect the right of the Company or Grantee thereafter to enforce each and every provision of this Agreement in accordance with its terms.

        (g)   Integration. This Agreement constitutes the entire agreement of the Company and Grantee with respect to the subject matter of this Agreement and supersedes all prior negotiations, understandings, and agreements, written or oral, with respect to such subject matter.

        (h)   Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

        (i)    Counterparts. This Agreement may be executed in counterparts with the same effect as if both the Company and Grantee had signed the same document. All such counterparts shall be deemed to be an original, shall be construed together, and shall constitute one and the same instrument.

        (j)    Further Assurances. The Company and Grantee agree to use their best efforts and act in good faith in carrying out their obligations under this Agreement. The Company and Grantee also agree to execute and deliver such additional documents and to take such further actions as reasonably may be necessary or desirable to carry out the purposes and intent of this Agreement.

        IN WITNESS WHEREOF, the Company and Grantee have executed this Restricted Stock Award Agreement as of the Award Date.

COMPANY:		GRANTEE:
CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation		[Name]
By:	[Name and Title]